UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 1, 2006
Date of report (Date of earliest event reported)
EMS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Georgia	000-06072	58-1035424
(State or other jurisdiction of incorporation or	(Commission	(I.R.S. Employer Identification No.)
organization)	File Number)
660 Engineering Drive
Norcross, Georgia 30092
(770) 263-9200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 Financial Information
Item 2.01 Completion of Acquisition or Disposition of Assets
On December 1, 2006, the Registrant closed its previously announced sale of the assets and operating liabilities of its EMS Wireless (“Wireless”) division to Andrew Corporation (“Andrew”) of Westchester, Illinois.
At the closing of the sale, the Registrant received approximately $50 million in cash, representing the $50.5 million sales price, less an estimate of adjustments of the extent to which working capital (as defined in the asset purchase agreement) at closing is greater or less, respectively, than the amount thereof as of September 30, 2006. Further adjustments may be paid by the Registrant or Andrew upon final determination of such changes in working capital. Potential additional payments to the Registrant also may be made in future years depending on Andrew’s sales over a four-year period of the Select-a-Cell repeater product that has been developed by Wireless and is being transferred to Andrew as part of the transaction.
Under the agreement, the Registrant will have potential future liability for certain breaches of representations and warranties. In addition, the Registrant will be potentially liable for up to $1.2 million should Andrew encounter unanticipated warranty obligations during the first two years after the closing on products previously sold by Wireless, and is obligated to pay to Andrew an amount of up to $900,000 in the aggregate in respect of certain regulatory product approvals that were not obtained prior to closing. The aggregate amount of the payments to be made to Andrew will depend on the time required to obtain the required regulatory product approvals. Based on its current expectations as to the time that will be required to obtain such approvals, the Registrant estimates that the aggregate amount of such payments will be approximately $200,000.
The foregoing summary does not purport to be complete and is qualified by reference to the terms of the Asset Purchase Agreement dated October 31, 2006, and the Amending Agreement dated December 1, 2006, each by and between the Registrant and Andrew and filed as Exhibit 2.01 and Exhibit 2.02, respectively, to this report and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits
(b)	Pro Forma Financial Information

Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2006

Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2006

Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2005, 2004 and 2003

(c)	Exhibits
2.01	Asset Purchase Agreement dated as of October 31, 2006 between EMS Technologies, Inc. and Andrew Corporation.

2.02	Amending Agreement to the Asset Purchase Agreement dated as of December 1, 2006 between EMS Technologies, Inc. and Andrew Corporation.

PRO FORMA FINANCIAL INFORMATION
The unaudited pro forma financial statements included below give effect to the sale of the Company’s EMS Wireless business to Andrew Corporation pursuant to the Asset Purchase Agreement and Amending Agreement included as Exhibits 2.01 and 2.02 to this Form 8-K.
The historical information was derived from the Company’s unaudited condensed consolidated balance sheet as of September 30, 2006, the Company’s unaudited condensed consolidated statement of operations for the nine months ended September 30, 2006, and the Company’s audited consolidated statements of operations for the fiscal years ended December 31, 2005, 2004 and 2003.
The unaudited pro forma condensed consolidated balance sheet as of September 30, 2006 reflects the disposal of the EMS Wireless business as if it had occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2006 and for the years ended December 31, 2005, 2004 and 2003 assume that the disposal had occurred on the first day of the fiscal periods then ended.
The unaudited pro forma condensed consolidated financial statements include specific assumptions and adjustments related to the disposition of the EMS Wireless business. The pro forma adjustments have been made to illustrate the anticipated financial effect of the disposition. The adjustments are based upon available information and assumptions that the Company believes are reasonable as of the date of this Form 8-K filing. However, actual adjustments may differ from the information presented. Assumptions underlying the pro forma adjustments are described in the notes accompanying the pro forma financial statements and should be read in conjunction with the Company’s historical financial statements and related notes contained in the Company’s quarterly report on Form 10-Q for the period ended September 30, 2006 and the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2005.
The unaudited pro forma condensed consolidated financial information presented is for informational purposes only. This information is not intended to represent or be indicative of the consolidated results of operations or financial position that would have been reported had the disposition been completed as of the dates presented. The information is not representative of the Company’s future results of operation or financial position.

EMS TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
(in thousands, except share data)
(Unaudited)

	Historical			Pro forma
	September 30,	Pro forma		September 30,
	2006	Adjustments		2006
ASSETS
Current assets:
Cash and cash equivalents	$64,232	50,090	a,b	$114,322
Trade accounts receivable, net	86,053	(8,311)	a	77,742
Inventories	39,454	(14,212)	a	25,242
Other current assets	1,433	—		1,433
Assets held for sale	—	—		—

Total current assets	191,172	27,567		218,739

Property, plant and equipment, net	34,010	(2,850)	a	31,160
Goodwill	13,526	(3,544)	a	9,982
Other assets	20,869	(1,415)	a	19,454

Total assets	$259,577	19,758		$279,335

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current installments of long-term debt	$3,252	—		$3,252
Accounts payable	26,386	(3,780)	a,e,f	22,606
Liabilities related to assets held for sale	—	—		—
Other current liabilities	28,728	7,197	a,d	35,925

Total current liabilities	58,366	3,417		61,783

Long-term debt, excluding current installments	12,036	—		12,036
Other long-term liabilities	1,891	—		1,891

Total liabilities	72,293	3,417		75,710

Stockholders’ equity:
Preferred stock of $1.00 par value per share. Authorized 10,000,000 shares; none issued	—	—		—
Common stock $.10 par value share. Authorized 75,000,00 shares; issued and outstanding 15,232,000	1,523	—		1,523
Additional paid-in capital	131,559	—		131,559
Foreign currency translation adjustment	5,500	(164)	c	5,336
Retained earnings	48,702	16,505	h	65,207

Total stockholders’ equity	187,284	16,341		203,625

Total liabilities and stockholders’ equity	$259,577	19,758		$279,335

See accompanying notes to the unaudited condensed consolidated pro forma financial statements.

EMS TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Historical			Pro forma
	Nine months ended			Nine months ended
	September 30,	Pro forma		September 30,
	2006	Adjustments		2006
Net sales	$228,757	(40,005)	g	188,752
Cost of sales	147,619	(27,833)	g	119,786
Selling, general and administrative expenses	55,014	(6,224)	g	48,790
Research and development expenses	15,080	(3,126)	g	11,954

Operating income	11,044	(2,822)		8,222
Non-operating income, net	778	14	g	792
Interest expense	(1,691)	239	g	(1,452)

Earnings from continuing operations before income taxes	10,131	(2,569)		7,562
Income tax benefit	481	770	i	1,251

Earnings from continuing operations	$10,612	(1,799)		8,813

Earnings per share from continuing operations:
Basic	$0.74	(0.13)		0.61
Diluted	$0.73	(0.12)		0.61

Weighted average number of shares:
Common	14,426	14,426		14,426
Common and dilutive common equivalents	14,481	14,481		14,481
See accompanying notes to the unaudited condensed consolidated pro forma financial statements.

EMS TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Historical			Pro forma
	Year ended			Year ended
	December 31,	Pro forma		December 31,
	2005	Adjustments		2005
Net sales	$310,033	(84,146)	g	225,887
Cost of sales	209,808	(62,791)	g	147,017
Selling, general and administrative expenses	66,597	(9,329)	g	57,268
Research and development expenses	15,893	(4,139)	g	11,754

Operating income	17,735	(7,887)		9,848
Non-operating income, net	442	(142)	g	300
Interest expense	(4,018)	714	g	(3,304)

Earnings from continuing operations before income taxes	14,159	(7,315)		6,844
Income tax expense	(4,736)	2,546	i	(2,190)

Earnings from continuing operations	$9,423	(4,769)		4,654

Earnings per share from continuing operations:
Basic	$0.84	0.42		0.42
Diluted	$0.84	0.43		0.41

Weighted average number of shares:
Common	11,179	11,179		11,179
Common and dilutive common equivalents	11,225	11,225		11,225
See accompanying notes to the unaudited condensed consolidated pro forma financial statements.

EMS TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Historical			Pro forma
	Year ended			Year ended
	December 31,	Pro forma		December 31,
	2004	Adjustments		2004
Net sales	$246,518	(45,418)	g	201,100
Cost of sales	159,597	(28,936)	g	130,661
Selling, general and administrative expenses	58,907	(9,271)	g	49,636
Research and development expenses	16,482	(4,448)	g	12,034

Operating income	11,532	(2,763)		8,769
Non-operating income, net	880	18	g	898
Interest expense	(2,296)	505	g	(1,791)

Earnings from continuing operations before income taxes	10,116	(2,240)		7,876
Income tax expense	(2,823)	540	i	(2,283)

Earnings from continuing operations	$7,293	(1,700)		5,593

Earnings per share from continuing operations:
Basic	$0.66	(0.16)		0.50
Diluted	$0.65	(0.15)		0.50

Weighted average number of shares:
Common	11,094	11,094		11,094
Common and dilutive common equivalents	11,237	11,237		11,237
See accompanying notes to the unaudited condensed consolidated pro forma financial statements.

EMS TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Historical			Pro forma
	Year ended			Year ended
	December 31,	Pro forma		December 31,
	2003	Adjustments		2003
Net sales	$243,854	(51,381)	g	192,473
Cost of sales	156,828	(31,942)	g	124,886
Selling, general and administrative expenses	55,283	(9,348)	g	45,935
Research and development expenses	15,853	(4,661)	g	11,192

Operating income	15,890	(5,430)		10,460
Non-operating income, net	215	(459)	g	(244)
Interest expense	(1,923)	389	g	(1,534)

Earnings from continuing operations before income taxes	14,182	(5,500)		8,682
Income tax expense	(3,964)	1,273	i	(2,691)

Earnings from continuing operations	$10,218	(4,227)		5,991

Earnings per share from continuing operations:
Basic	$0.95	(0.39)		0.56
Diluted	$0.95	(0.39)		0.56

Weighted average number of shares:
Common	10,702	10,702		10,702
Common and dilutive common equivalents	10,785	10,785		10,785
See accompanying notes to the unaudited condensed consolidated pro forma financial statements.

EMS Technologies, Inc. and Subsidiaries
Notes to the Unaudited Condensed Consolidated
Pro Forma Financial Statements
PRO FORMA ADJUSTING ENTRIES:
(in thousands of $)
a	Eliminate all assets and liabilities of EMS Wireless that were included in the sales transaction.

b	Increase cash and cash equivalents with the proceeds received in the sale of $50,500.

c	Eliminate EMS Wireless’ foreign currency translation adjustment.

d	Record estimated income tax liability on the sales transaction of $10,116. The tax liability is calculated using a tax rate of approximately 38%.

e	Record estimated transaction fees related to the sale of $400.

f	Record estimated cost related to regulatory product approvals payable to Andrew Corporation of $200.

g	Eliminate the net sales, cost of sales and expenses of the EMS Wireless division, net of reallocated corporate charges.

h	Record the estimated gain on the sales transaction of $16,505, net of income taxes.

i	Adjust income tax expense to reflect the estimated effective tax rate after the disposal of EMS Wireless.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMS TECHNOLOGIES, INC.

Date: December 7, 2006	By:	/s/ Don T. Scartz

Don T. Scartz
Executive Vice President, Chief
Financial Officer and Treasurer